Exhibit 99.7.15

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

IN RE SILICONIX INCORPORATED	)	CONSOLIDATED
SHAREHOLDERS LITIGATION	)	Civil Action No. 18700

STIPULATION AND ORDER OF DISMISSAL

Subject to the approval of the Court, the parties stipulate to the following:

1.            The Verified Amended Complaint, which contains class action and derivative claims, is dismissed without prejudice pursuant to Court of Chancery Rules 23(e) and 23.1.

2.                                     Each party shall bear his or its own fees and costs.

3.            Plaintiffs and plaintiffs’ attorneys and defendants and defendants’ attorneys shall not make any application for attorneys’ fees, costs or expenses of any type in connection with this consolidated action. Plaintiffs and plaintiffs’ counsel and defendants and defendants’ counsel each release and discharge the other from, and waive, any claims or causes of action for attorneys’ fees, costs or expenses of any type related to this consolidated action.

4.            Pursuant to Court of Chancery Rules 23(e) and 23.1, the undersigned counsel certify that no compensation in any form has passed directly or indirectly from any of the defendants to any of the plaintiffs or plaintiffs’ attorneys, and no promise to give such compensation has been made.

RICHARDS, LAYTON & FINGER

/s/
Kevin G. Abrams
Srinivas M. Raju
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Co-Lead Counsel for Plaintiffs

ROSENTHAL, MONHAIT, GROSS & GODDESS

/s/
Joseph A. Rosenthal
Norman M. Monhait
Mellon Bank Center, Suite 1401
P.O. Box 1070
Wilmington, Delaware 19899

and

MILBERG WEISS BERSHAD HYNES
& LERACH LLP

/s/
Seth Ottensoser
One Pennsylvania Plaza
New York, NY 10119

Co-Lead Counsel for Plaintiffs

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/
R. Hudson Scaggs, Jr.
Jessica Zeldin
1201 N. Market Street
P.O. Box 1347
Wilmington, Delaware 19899
Attorneys for Defendant Vishay
Intertechnology, Inc.

POTTER ANDERSON & CORROON

/s/
Robert K. Payson
Stephen C. Norman
Hercules Plaza
1313 N. Market Street
P.O. Box 951
Wilmington, Delaware 19899
Attorneys for Defendant Mark Segall

MORRIS, JAMES, HITCHENS & WILLIAMS
LLP

/s/
Lewis H. Lazarus
222 Delaware Avenue
P.O. Box 2306
Wilmington, Delaware 19899
Attorneys for Defendant Siliconix Incorporated

ASHBY & GEDDES

/s/
Lawrence C. Ashby
Philip Trainer, Jr.
Richard I.G. Jones, Jr.
222 Delaware Avenue, 17th Floor
P.O. Box 1050
Wilmington, Delaware 19899
Attorneys for Defendants King Owyang,
Everett Arndt, Lori Lipcaman,
Michael Rosenberg and Glyndwr Smith

SO ORDERED this 18th day of
December 2002

/s/
Vice Chancellor